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                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our five reports each dated December 12, 2002, relating to the financial statements and financial highlights of AIM International Growth Fund, AIM Asia Pacific Growth Fund, AIM Global Growth Fund, AIM Global Aggressive Growth Fund, and AIM European Growth Fund (five of the funds constituting AIM International Funds, Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Other Service Providers" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 20, 2003